Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Camtek Ltd:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84476, 333-60704, 333-49982, 333-113139, 333-156287 and 333-168234) of Camtek Ltd. of our report dated April 6, 2011, with respect to the consolidated balance sheets of Camtek Ltd. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, which report appears in the December 31, 2010 annual report on Form 20-F of Camtek Ltd.  (the “Annual Report”).

Our report refers to the adoption by the Company of the provisions of FASB Statement No. 141R, included in ASC Topic 805 Business Combinations, related to business combinations and noncontrolling interests, effective January 1 2009.

Somekh Chaikin
A member firm of KPMG International
Certified Public Accountants

Tel Aviv, Israel

April 6, 2011